Filed Pursuant to Rule 424(b)(2)
Registration No. 333-257857

Prospectus Supplement

(to prospectus dated June 21, 2022)

VILLAGE FARMS INTERNATIONAL, INC.

18,350,000 Common Shares

Common Warrants to Purchase up to 18,350,000 Common Shares

We are offering 18,350,000 common shares, no par value per share (the “Common Shares”) and warrants (“Common Warrants”) to purchase up to 18,350,000 Common Shares. The Common Shares and Common Warrants will be sold together, such that each one Common Share is sold together with one accompanying Common Warrant. Each whole Common Warrant is exercisable for one Common Share. The Common Warrants will have an initial exercise price of $1.65 per share and will be exercisable six months after its issuance and will expire on the fifth anniversary of the date on which the Common Warrants become exercisable. Each Common Share and accompanying Common Warrant will be sold together at a negotiated price of $1.35 pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement. The Common Shares and Common Warrants will be issued separately.

We have retained A.G.P./Alliance Global Partners and Cantor Fitzgerald & Co. to act as co-lead placement agents (collectively, the “Placement Agents”) in connection with this offering. The Placement Agents have agreed to use their reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agents are not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

The outstanding Common Shares are listed for trading on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VFF”. On January 25, 2023, the last reported sale price of our Common Shares on Nasdaq was $1.51 per share. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. Without an active trading market, the liquidity of the Common Warrants will be limited. In addition, we do not intend to apply for a listing of the Common Warrants on any national securities exchange or other nationally recognized trading system.

Investing in our securities involves a high degree of risk, including that the trading price of our Common Shares has been subject to volatility and investors in this offering may not be able to sell their Common Shares above the actual offering price or at all. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE OR CANADIAN SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY, PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

	Per Common Share and Accompanying Common Warrant	Total
Public offering price	$1.35	$24,772,500
Placement Agents’ fee(1)	$0.07425	$1,362,487.50
Proceeds to us, before expenses	$1.27575	$23,410,012.50

(1)

We have agreed to pay the Placement Agents an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for additional information regarding the compensation payable to the Placement Agents.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Common Warrants being issued in this offering.

Delivery of the securities offered hereby is expected to be made on or about January 30, 2023, subject to the satisfaction of certain closing conditions.

Co-Lead Placement Agents

A.G.P.	Cantor

Prospectus Supplement dated January 26, 2023.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

General Advisory

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date specified in the relevant agreement. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Placement Agents have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the additional information in the documents to which we have referred you in the sections of this prospectus supplement and in the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference.”

We and the Placement Agents are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this

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prospectus supplement and the accompanying prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Interpretation

Unless otherwise noted or the context otherwise requires, the term “cannabis” has the meaning given thereto under the Cannabis Act (Canada).

As used in this prospectus supplement, the terms “Village Farms,” “Village Farms International,” the “Company,” “we,” “us,” “our” and similar references refer to Village Farms International, Inc. Our financial information is presented in U.S. dollars and all references in this prospectus supplement to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference the prospectus supplement or the accompany prospectus concerning the Company’s industry and the markets in which it operates or seeks to operate is based on information from third party sources, industry reports and publications, websites and other publicly available information, and management studies and estimates. Unless otherwise indicated, the Company’s estimates are derived from publicly available information released by third party sources as well as data from the Company’s own internal research, and include assumptions which the Company believes to be reasonable based on management’s knowledge of the Company’s industry and markets. The Company’s internal research and assumptions have not been verified by any independent source, and the Company has not independently verified any third-party information. While the Company believes that such third-party information to be generally reliable, such information and estimates are inherently imprecise. In addition, projections, assumptions and estimates of the Company’s future performance or the future performance of the industry and markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in this prospectus supplement, in our most recently filed Annual Report on Form 10-K under “Risk Factors” and, as applicable, our subsequently filed Quarterly Reports on Form 10-Q under “Risk Factors”.

Presentation of Financial Information

The financial statements of the Company incorporated by reference in this prospectus supplement are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”). Certain calculations included in tables and other figures in this prospectus supplement have been rounded for clarity of presentation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This prospectus supplement also contains “forward-looking information” within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as “forward-looking statements”. Forward-looking statements may relate to this offering and the anticipated use of proceeds therefrom, as well as the Company’s future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “can”, “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus supplement are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position; ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this prospectus supplement are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, which may cause the Company’s or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company’s filings with securities regulators, including this prospectus supplement.

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When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus supplement relate only to events or information as of the date on which the statements are made in this prospectus supplement. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information included under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, the information included under the heading “Risk Factors” in the accompanying prospectus beginning on page 1, the information incorporated by reference in this prospectus supplement and the accompanying prospectus, which is described under “Where You Can Find More Information” and “Incorporation of Information by Reference,” and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

Company Overview

We are one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada.

Our overall strategy is to be recognized as an international leader in consumer products from plants, whereby we produce and market value-added products that are consistently preferred by consumers. To do so, we leverage decades of cultivation expertise, investment, and experience in fresh produce (primarily tomatoes) across other plant-based opportunities. In Canada, we converted two produce facilities to grow cannabis for the Canadian adult use market. Our focus for our Canadian cannabis segment is to produce the highest quality cannabis products at an “everyday premium price”. This market position, together with our cultivation expertise, has enabled us to evolve into one of the few consistently profitable Canadian licensed producers under our Pure Sunfarms subsidiary.

Village Farms is a corporation existing under the Business Corporations Act (Ontario) (the “OBCA”). Our principal operating subsidiaries are Village Farms Canada LP, Village Farms LP, VF Clean Energy, Inc., Pure Sunfarms, as well as Colorado-based Balanced Health, which we acquired in August 2021, and Quebec-based Rose LifeScience, of which we acquired a 70% ownership interest in November 2021.

Our head office is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3. Our registered office is located at 79 Wellington Street West, Suite 3000, Toronto, Ontario, Canada, M5K 1N2. Our corporate telephone number is (604) 940-6012.

Further information regarding us and our business is set out in our most recently filed Annual Report on Form 10-K, as updated by subsequent quarterly and our other SEC reports that are incorporated herein by reference. See “Incorporation of Information by Reference”.

Preliminary Information Regarding Q4 2022 and FY 2022 Results

We have not yet announced our financial results for the year or quarter ended December 31, 2022. We have neither finalized our year-end reporting nor completed our year-end audit. However, we anticipate that we will write-down approximately CAD$15 million of inventory at Pure Sunfarms, and we may also write-down a portion of our intangible assets at Balanced Health. We can provide no assurance regarding the exact amount of any such write-downs, and such write-downs in the aggregate may have a material impact on our consolidated financial statements for the year and quarter ended December 31, 2022.

Risk Factors

Investing in the securities offered hereby involves a high degree of risk. You should carefully consider the risks described in “Risk Factors” beginning on page S-5 of this prospectus supplement before making a decision to invest in our Common Shares and Common Warrants. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our Common Shares would likely decline and you may lose part or all of your investment. Below is a summary of the principal risks we face:

•	our limited operating history, including that of Pure Sunfarms and our start-up operations of growing hemp in the United States;

•	the legal status of Pure Sunfarms’ and Rose’s cannabis business;

•	risks relating to obtaining additional financing, including our dependence upon credit facilities;

•	potential difficulties in achieving and/or maintaining profitability;

•	variability of product pricing;

•	risks inherent in the cannabis, hemp and agricultural businesses;

•	the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada;

•	existing and new governmental regulations, including risks related to regulatory compliance and licenses, and changes in our regulatory requirements;

•	risks relating to conversion of our greenhouses to cannabis production for Pure Sunfarms;

•	risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp;

•	retail consolidation, technological advances and other forms of competition;

•	transportation disruptions;

•	product liability and other potential litigation;

•	difficulties in managing our growth;

•	restrictive covenants under our credit facilities;

•	inflation may continue to rise and increase our operating costs; and

•	tax risks.

THE OFFERING

Common Shares offered by us	We are offering 18,350,000 Common Shares at a public offering price of $1.35 per Common Share.

Common Shares outstanding as of January 25, 2023	91,888,929 Common Shares.

Common Shares to be outstanding immediately after this offering	110,238,929 Common Shares.

Common Warrants offered by us	We are also offering Common Warrants to purchase an aggregate of 18,350,000 Common Shares. The Common Shares are being sold together with the Common Warrants. Each Common Warrant has an exercise price per share of $1.65 and will be exercisable six months after its issuance and will expire on the fifth anniversary of the date on which the Common Warrants become exercisable. This offering also relates to the offering of the shares of Common Shares issuable upon exercise of the Common Warrants.

Best Efforts	We have agreed to issue and sell the securities offered hereby to the investor through the Placement Agents, and the Placement Agents have agreed to offer and sell such securities on a “best efforts” basis. The Placement Agents are not required to sell any specific number or dollar amount of the securities offered hereby but will use their best efforts to sell such securities. See the section entitled “Plan of Distribution” on page S-22 of this prospectus supplement.

Use of Proceeds	We estimate that our net proceeds from this offering will be approximately $23.1 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general working capital. See “Use of Proceeds.”

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 for a discussion of some of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol for the Common Shares	Our Common Shares currently trade on Nasdaq under the symbol “VFF.”

No Public Trading Market for the Common Warrants	There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

The number of Common Shares to be outstanding immediately after this offering is based on 91,888,929 Common Shares outstanding as of January 25, 2023 and excludes, as of that date, the following:

•	3,989,418 Common Shares issuable upon exercise of outstanding options at a weighted-average exercise price of approximately $6.09 per share;

•	710,722 Common Shares issuable upon achievement of employment-related performance goals which includes vested and unvested restricted share units;

•	4,488,763 Common Shares reserved and available for issuance upon exercise of additional options that may be granted in the future under our equity compensation plans;

•	1,509,433 Common Shares issuable upon exercise of outstanding warrants at an exercise price of $5.80 per share; and

•	the Common Shares issuable upon exercise of the Common Warrants.

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. See “Where You Can Find More Information” and “Incorporation of Information by Reference”. If any of these or other risks occur, the Company’s business, prospects, financial condition, results of operations and cash flows could be materially and adversely impacted. In that case, the trading price of the Common Shares could decline and investors could lose all or part of their investment in the Common Shares. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the below described risks or other unforeseen risks. Additional risks and uncertainties not currently known to the Company, or that are currently deemed immaterial, may also materially and adversely affect the Company’s business prospects, financial condition, results of operations and/or cash flows.

Risks Related to This Offering

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business.

The Placement Agents have agreed to use their reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus. Thus, we may not raise the amount of capital we believe is required for our business and may need to raise additional funds, which may not be available or available on terms acceptable to us. Despite this, any proceeds from the sale of securities offered by us will be available for our immediate use, and because there is no escrow account and no minimum offering amount in this offering, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering.

An investment in the securities offered hereby is extremely speculative and there can be no assurance of any return on any such investment.

An investment in the securities offered hereby is extremely speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in us, including the risk of losing their entire investment.

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Shares to decline. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders.

Potential volatility of the price of our Common Shares.

The market price for our Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control, including the following: (i) actual or anticipated fluctuations in the Company’s quarterly results of operations; (ii) recommendations by securities research analysts; (iii) changes in the economic performance or market valuations of other issuers that investors deem comparable to the Company; (iv) addition or departure of the Company’s executive officers and other key personnel; (v) release or expiration of lock-up or other transfer restrictions on outstanding Common Shares; (vi) sales or perceived sales of additional Common Shares; (vii) significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors; and (viii) news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industries or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of public entities and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such entities. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of the Company’s environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Common Shares by those institutions, which could materially adversely affect the trading price of the Common Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, the Company’s operations and the trading price of the Common Shares may be materially adversely affected.

Future sales and issuances of our Common Shares or rights to purchase our Common Shares could result in substantial dilution to the percentage ownership of our shareholders.

The number of Common Shares that the Company is authorized to issue is unlimited. We expect that significant additional capital will be needed in the future to continue our planned operations. In August 2022, we launched an “at-the-market” offering of up to $50 million of Common Shares, of which there is $43.3 million (as of January 25, 2023) of remaining capacity for future issuances. In addition, we may sell Common Shares or other securities convertible into or exchanged for our Common Shares in one or more other transactions, and in a manner we determine from time to time and at prices that may not be the same as the price per share paid by other investors, and dilution to our shareholders could result. To the extent that any of the net proceeds of this offering remain un-invested pending their use or are used to pay down existing indebtedness with a low interest rate, this offering may result in substantial dilution on a per share basis to the Company’s net income and certain other financial measures used by the Company.

In addition, as of January 25, 2023, there were 3,989,418 Common Shares issuable upon exercise of outstanding options at a weighted-average exercise price of $6.09 per share; 710,722 Common Shares issuable upon achievement of employment-related performance goals which included vested and unvested restricted share units; 4,488,763 Common Shares reserved and available for issuance upon exercise of additional options that may be granted in the future under our equity compensation plans; and 1,509,433 Common Shares issuable upon exercise of outstanding warrants at an exercise price of $5.80 per share. In addition, we may elect to issue additional Common Shares as consideration for the retained interest in Rose LifeScience (as described in our most recently filed Quarterly Report on Form 10-Q for the quarter ending September 30, 2022; see “Incorporation of Information by Reference” in this prospectus supplement), or as consideration for other acquisitions and/or strategic transactions. These additional issuances could result in substantial dilution to the percentage ownership of our shareholders, including the investors in this offering.

Additionally, sales by existing shareholders of a large number of our Common Shares in the public market could also affect the market price of our Common Shares. For example, in June 2022 we filed a prospectus providing for resales from time to time of up to 3,802,055 Common Shares that were issued to the sellers of Balanced Health and Rose LifeScience. We cannot predict the timing or volume of sales of Common Shares by the selling shareholders under such resale prospectus or any other shareholders or the impact any such sales may have on our share price.

There is no public market for the Common Warrants being offered in this offering.

There is no established public trading market for the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Common Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Common Warrants will be limited.

Holders of our Common Warrants will have no rights as common shareholders until they acquire our Common Shares.

Until you acquire shares of our Common Shares upon exercise of your Common Warrants, you will have no rights with respect to our Common Shares issuable upon exercise of your Common Warrants. Upon exercise of your Common Warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the Common Shares issuable upon exercise of the Common Warrants, holders will only be able to exercise such Common Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the Common Shares issuable upon exercise of the Common Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of Common Shares that holders will receive upon exercise of the Common Warrants will be fewer than it would have been had such holders exercised their Common Warrants for cash. Under the terms of the Common Warrants, we have agreed to use our best efforts to maintain a current and effective prospectus relating to the Common Shares issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The Common Warrants are speculative in nature.

The Common Warrants offered hereby do not confer any rights of Common Shares ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Common Warrants may acquire the Common Shares issuable upon exercise of such warrants at an exercise price of $1.65 per share. Moreover, following this offering, the market value of the Common Warrants is uncertain, and there can be no assurance that the market value of the Common Warrants will equal or exceed their public offering price.

The Common Warrants may not have any value and may expire worthless.

The Common Warrants have an exercise price of $1.65 per share and will be exercisable six months after their issuance and will expire on the fifth anniversary of the date on which the Common Warrants become exercisable. In the event our Common Shares price does not exceed the exercise price of the Common Warrants during the period when the warrants are exercisable, the Common Warrants may not have any value and may expire worthless. Each of these Common Warrants has a put feature that allows the holder to put the warrants back to us for cash and/or consideration equal to the Black-Scholes value upon a change of control or fundamental transaction. The Black-Scholes value of these Common Warrants is determined taking into account a number of factors, including: (i) an underlying price per share equal to the price per Common Shares offered in the transaction (of if higher, the VWAP immediately before the signing or the announcement of the acquisition agreement, (ii) the remaining warrant term at the time of the transaction, (iii) a maximum volatility of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable fundamental transaction, and (iv) an applicable risk-free interest rate. At lower acquisition values, e.g., below the exercise price of the Common Warrants, the warrant holders could get a disproportionate amount of the transaction consideration to the material detriment of our shareholders that do not own such Common Warrants.

This offering is being conducted on a “best efforts” basis.

The Placement Agents are offering the shares on a “best efforts” basis, and the Placement Agents are under no obligation to purchase any shares for its own account. The Placement Agent are not required to sell any specific number or dollar amount of Common Shares in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

USE OF PROCEEDS

We expect that the net proceeds of this offering will be approximately $23.1 million after deducting placement agent fees and estimated offering expenses payable by us and excluding the proceeds, if any from the exercise of the Common Warrants sold in this offering. The Company intends to use the net proceeds of this offering for general working capital.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering (i) 18,350,000 Common Shares and (ii) Common Warrants to purchase up to 18,350,000 Common Shares. Each Common Share is being sold together with one Common Warrant. Each whole Common Warrant is exercisable for one Common Share. The Common Shares and accompanying Common Warrants will be issued separately. We are also registering the Common Shares issuable from time to time upon exercise of the Common Warrants offered hereby.

The Common Shares are registered under Section 12 of the Exchange Act and are traded on Nasdaq under the symbol “VFF”. No other securities of the Company are registered under Section 12 of the Exchange Act. The following description of our Common Shares is a summary of the material terms of such securities. For more information, we refer you to our Articles of Continuance and By-Law No. 4, copies of which are filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022.

Authorized Capital Stock

The Company is authorized to issue an unlimited number of Common Shares, no par value and an unlimited number of preferred shares (“Preferred Shares”). As of January 25, 2023, the Company had 91,888,929 Common Shares and no Preferred Shares issued and outstanding.

Common Shares

Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any Preferred Shares may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

The ability of a beneficial owner of Common Shares to pledge such Common Shares or otherwise take action with respect to such shareholder’s interest in such Common Shares (other than through a participant in the depository service provided by CDS Clearing and Depository Services Inc. or The Depository Trust Company) may be limited due to the lack of a physical Common Share certificate.

Preferred Shares

The Company is authorized to issue an unlimited number of Preferred Shares. The Company’s board of directors will fix the number of Preferred Shares, as well as the designation, rights, privileges, restrictions and conditions for each series of Preferred Shares that may be issued, subject to the Company filing the applicable articles of amendment under the OBCA. Preferred Shares will have preference over Common Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, be it voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. Preferred Shares will have no right to vote on shareholder matters, subject to certain exceptions. No changes to the provisions of the Preferred Shares may be made without the approval of the holders of the Preferred Shares.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, the form of which will be filed as an exhibit to a current report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants

Duration and Exercise Price

Each Common Warrant offered hereby will have an initial exercise price of $1.65 per share. The Common Warrants will be exercisable beginning on July 31, 2023 until July 31, 2028, or the five-year anniversary of the initial exercise. The exercise price and number of Common Shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations or similar events affecting our Common Shares and the exercise price. Each Common Warrant to purchase one Common Share will be sold together with each Common Share purchased in this offering. The Common Warrants will be issued separately from the Common Shares.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below). The Common Warrants are exercisable beginning on July 31, 2023 and will expire on the fifth anniversary of the initial exercise date. The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Common Shares purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of a Common Warrant to the extent that the holder would own more than 4.99% or 9.99% (at the election of the holder) of the outstanding Common Shares immediately after exercise.

Fractional Shares

No fractional Common Shares will be issued upon the exercise of the Common Warrants. Rather, the Company may elect to either pay a cash adjustment in respect of a final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share of such fraction to issue the requisite number of whole Common Shares.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the Common Shares underlying the Common Warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number Common Shares determined according to a formula set forth in the Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of at least 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of at least 50% of the voting power represented by our outstanding Common Shares, the successor entity will assume the Common Warrants and the holders thereof will be entitled to receive the number of shares of common equity of the successor or acquiring corporation or of the Company, if it is the surviving entity, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Common Shares for which such Common Warrants is exercisable immediately prior to such fundamental transaction (“Alternate Consideration”). If the holders of our Common Shares are given any choice as to the securities, cash or property to be received in a fundamental transaction, then holders of Common Warrants will be given the same choice as to the Alternate Consideration it receives upon any exercise of its Common Warrants following such fundamental transaction. Notwithstanding anything to the contrary, in the event of a fundamental transaction, the Company or any successor entity will be required to, at each Common Warrantholder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the fundamental transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), purchase the Common Warrants from such holder(s) by paying to such holder(s) an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the applicable Common Warrants on the date of the consummation of such fundamental transaction. If the fundamental transaction was not within our control, the holders of the Common Warrants will be entitled only to receive the same kind and amount of consideration that is being offered and paid to the holders of our Common Shares in connection with the fundamental transaction, at the Black Scholes value of the unexercised portion of the Common Warrant.

Transferability

Subject to applicable laws, a Common Warrant may be transferred at the option of the holder upon surrender of the Common Warrant together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system. The Common Shares issuable upon exercise of the Common Warrants are currently listed on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Common Warrants.

Retained Interest of Michael DeGiglio

Pursuant to the terms of the Amended and Restated Securityholders’ Agreement, by, among others, the Company and Michael DeGiglio, dated December 31, 2009 (the “Securityholders’ Agreement”), the Company has granted to its Chief Executive Officer, Michael DeGiglio, certain pre-emptive rights, as well as “demand” and “piggy back” registration rights. These rights enable Mr. DeGiglio to require the Company to file a prospectus (in the case of a demand registration) and otherwise assist with a public offering of Common Shares, subject to certain limitations. In the event of a “piggy back” offering, the Company’s financing requirements are to take priority. In the event that the Company decides to issue equity securities or securities convertible into or exchangeable for equity securities of the Company other than to officers, employees, consultants or directors of the Company or any subsidiary of the Company pursuant to a bona fide incentive compensation plan, the Securityholders’ Agreement provides, among other things, Mr. DeGiglio with pre-emptive rights to purchase such number of newly issued equity securities in order to maintain his pro rata ownership interest in the Company.

Mr. DeGiglio has agreed to waive such rights under the Securityholders’ Agreement in connection with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Investor Services Inc. at its principal offices in Vancouver, British Columbia or Toronto, Ontario, with Continental Stock Transfer & Trust Company, at its principal offices in New York, New York, the U.S. agent.

MATERIAL INCOME TAX CONSIDERATIONS

Material United States Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of Common Shares and Common Warrants acquired pursuant to this offering and of Common Shares acquired pursuant to the exercise of a Common Warrant. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on the Treasury regulations promulgated thereunder (the “Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authority, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. The summary addresses only U.S. Holders that acquire and hold Common Shares and Common Warrants as “capital assets” within the meaning of the Code (generally, property held for investment).

This summary is necessarily general and may not apply to all categories of holders, some of whom may be subject to special rules, including, without limitation:

•	persons that own (directly, indirectly, or constructively, applying certain attribution rules) 10% or more of the total voting power or total value of the stock of the Company;

•	dealers in securities or currencies;

•	financial institutions or financial services entities;

•	life insurance companies;

•	retirement plans or accounts, or tax-exempt organizations;

•	regulated investment companies or real estate investment trusts;

•	persons that hold Common Shares or Common Warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position;

•	persons whose functional currency is not the U.S. dollar;

•	persons who have elected mark-to-market accounting with respect to Common Shares or Common Warrants;

•	persons who hold Common Shares or Common Warrants through a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes;

•	persons that acquired Common Shares or Common Warrants in connection with the exercise of employee stock options or otherwise as compensation for services;

•	certain U.S. expatriates or former long-term residents of the United States; and

•	corporations that accumulate earnings to avoid U.S. federal income tax.

This summary does not address all potentially relevant U.S. federal tax consequences, including gift or estate tax, the alternative minimum tax and the net investment income tax, nor does it address any state, local, or foreign tax consequences of holding or disposing of our Common Shares or Common Warrants.

As used herein, the term “U.S. Holder” means a beneficial owner of our Common Shares or Common Warrants, who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation organized under the laws of the United States or of any state thereof or the District of Columbia; (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) that has elected to be treated as a U.S. person under applicable Treasury Regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds Common Shares or Common Warrants, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as partnerships for U.S. federal tax purposes) holding our Common Shares or Common Warrants, and their partners and other owners, are urged to consult their own tax advisers to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

This summary is for informational purposes only and is not intended to, and does not, constitute tax advice. Prospective investors are urged to consult their own tax advisers concerning the U.S. federal income tax consequences particular to their ownership and disposition of Common Shares and Common Warrants acquired pursuant to this offering and of Common Shares acquired pursuant to the exercise of a Common Warrant, having regard to their particular circumstances, as well as any tax consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Treatment of the Common Shares and Common Warrants

Although sold together in this offering, each Common Share and Common Warrant will be treated as a separate instrument for U.S. federal income tax purposes. The purchase price must be allocated between the Common Share and the Common Warrant for U.S. federal income tax purposes, based on their respective fair market values at the time of the offering, and the initial tax basis of each will equal the amount so allocated. The holding period for each Common Share and Common Warrant acquired together in this offering will begin on the day after the date of acquisition. Each U.S. Holder is urged to consult its own tax adviser regarding the allocation of the purchase price for the Common Shares and Common Warrants purchased in this offering.

Ownership and Disposition of Common Warrants

Exercise of the Common Warrants

A U.S. Holder generally will not recognize gain or loss on the exercise of a Common Warrant, except to the extent the holder receives a cash payment for a fractional Common Share that would otherwise have been issuable upon exercise of the Common Warrant, which will be treated as a sale subject to the rules described below under “Sale, Exchange, or Other Taxable Disposition of the Common Warrants.” A U.S. Holder’s initial tax basis in the Common Share received on the exercise of a Common Warrant generally should be equal to the sum of (i) the U.S. Holder’s tax basis in the Common Warrant (that is, the portion of the U.S. Holder’s purchase price that is allocated to the Common Warrant, as described above under “Treatment of the Common Shares and Common Warrants”) plus (ii) the exercise price paid by the U.S. Holder. It is unclear whether a U.S. Holder’s holding period for the Common Share received on the exercise of a Common Warrant would commence on the date of exercise of the Common Warrant or the day following the date of exercise of the Common Warrant.

In certain circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Common Warrants into Common Shares. The U.S. federal income tax treatment of a cashless exercise of a Common Warrant is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Common Warrant described in the preceding paragraph. U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of a cashless exercise of Common Warrants.

Sale, Exchange, or Other Taxable Disposition of the Common Warrants

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize capital gain or loss on the sale, exchange, or other taxable disposition of a Common Warrant in an amount equal to the difference between the amount realized on such sale, exchange, or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis in such Common Warrant. Such gain or loss will be a long-term capital gain or loss if the Common Warrant has been held for more than one year and will be short-term capital gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Lapse of the Common Warrants

Upon the lapse or expiration of a Common Warrant, a U.S. Holder will recognize a loss in an amount equal to its adjusted tax basis in the Common Warrant. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” any such loss should be a capital loss. Any capital loss recognized by a U.S. Holder generally will be treated as U.S.-source loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Certain Adjustments to the Common Warrants

The number of Common Shares issuable upon exercise of a Common Warrant or the exercise price per Common Warrant may be adjusted in certain circumstances. For U.S. federal income tax purposes, an adjustment to the number of Common Shares that will be issued on the exercise of a Common Warrant, or an adjustment to the exercise price of a Common Warrant, may be treated as a constructive distribution to a U.S. Holder of the Common Warrant if, and to the extent that, such adjustment has the effect of increasing the U.S. Holder’s proportionate interest in the earnings and profits or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). Subject to the discussion below under “Passive Foreign Investment Company Considerations,” any such constructive distribution generally will be taxable as a distribution, as described below under “Ownership and Disposition of the Common Shares—Taxation of Distributions.” However, adjustments to the exercise price of a Common Warrant made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interests of holders of such Common Warrants generally will not be considered to result in a constructive distribution to a U.S. Holder of the Common Warrant. U.S. Holders are urged to carefully review the conversion rate adjustment provisions and consult their own tax advisers with respect to the tax consequences of any such adjustment.

Ownership and Disposition of Common Shares

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of a distribution paid to a U.S. Holder with respect to Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits, as determined according to U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated, first, as a tax-free return of a U.S. Holder’s tax basis in its Common Shares and, to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, as capital gain. The Company may not calculate its earnings and profits according to U.S. federal income tax principles. Accordingly, U.S. Holders should expect a distribution generally to be treated as a dividend for U.S. federal tax information reporting purposes.

Dividends received by individuals and other non-corporate U.S. Holders of Common Shares readily tradable on the Nasdaq generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and that the Company is not treated for U.S.

federal income tax purposes as a passive foreign investment company (“PFIC”) for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on our Common Shares generally will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from domestic corporations. Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations. An election to deduct foreign taxes applies to all of a U.S. Holder’s foreign taxes for a particular tax year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to our Common Shares generally will constitute “passive category” income. The rules governing the foreign tax credit are complex. Each U.S. Holder is urged to consult its own tax adviser regarding the availability of the foreign tax credit with respect to the holder’s particular circumstances.

The amount of any dividend paid to a U.S. Holder in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt of such dividend by the U.S. Holder, regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S.-source ordinary income or loss.

Each U.S. Holder is urged to consult its own tax adviser regarding the application of the foregoing rules in light of the holder’s particular circumstances.

Sale, Exchange, or Other Taxable Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” upon a sale, exchange, or other taxable disposition of our Common Shares, a U.S. Holder generally will recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis in such Common Shares. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the Common Shares exceeds one year and will be short-term capital gain or loss otherwise. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

Certain generally adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during the U.S. Holder’s holding period for the Common Shares, as determined under the PFIC rules. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. For purposes of the income test and asset test, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

Based on its income, assets, and activities, the Company does not expect to be classified as a PFIC for the previous taxable year, the current taxable year, or in the foreseeable future. However, PFIC status is determined annually and is based on the Company’s income, assets, and activities for the entire taxable year. Moreover, the determination as to whether any corporation is a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. Accordingly, there can be no assurance that the Company is not currently or will not be classified as a PFIC for any taxable year. Each U.S. Holder is urged to consult its own tax adviser regarding the PFIC status of the Company.

Subject to certain elections described below, if the Company were a PFIC for any taxable year during a U.S. Holder’s holding period for our Common Shares, the holder generally would be subject to special rules with respect to “excess distributions” made by the Company on our Common Shares and with respect to gain from the direct or indirect disposition of our Common Shares. An “excess distribution” generally would include the excess of distributions made with respect to Common Shares to a U.S. Holder in any taxable year over 125% of the average annual distributions made to the U.S. Holder by the Company during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the direct or indirect disposition of Common Shares ratably over its holding period for our Common Shares. Amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed at the highest tax rate in effect for ordinary income for each such year. In addition, an interest charge would apply. If the Company were classified as a PFIC with respect to a U.S. Holder, to the extent any subsidiary were also a PFIC, the holder might be deemed to own shares in such lower-tier PFIC directly or indirectly owned by the Company in that proportion which the value of the Common Shares owned by the holder bears to the value of all of our Common Shares, and the holder might therefore be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFIC deemed owned by the holder.

If the Company were a PFIC for any taxable year in which a U.S. Holder held our Common Shares, and the U.S. Holder had made a timely and effective election to treat the Company as a “qualified electing fund” (a “QEF Election”) for the first taxable year of the U.S. Holder’s holding period in which the Company were classified as a PFIC, then the U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraph. Instead, the U.S. Holder would be subject to U.S. federal income tax on its pro rata share of (i) the net capital gain of the Company, which would be taxed as long-term capital gain, and (ii) the ordinary earnings of the Company, which would be taxed as ordinary income. However, a QEF Election cannot be made unless the Company makes certain information available. The Company does not intend to provide the information necessary for U.S. Holders to make QEF Elections, and therefore U.S. Holders should assume that QEF Elections will not be available to them.

As an alternative to a QEF Election, if the Company were a PFIC for any taxable year in which a U.S. Holder held Common Shares, and the U.S. Holder had made a timely and effective “mark to market” election (a “Mark-to-Market Election”) for the first taxable year of the U.S. Holder’s holding period in which the Company were classified as a PFIC, then the U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraphs. Instead, the U.S. Holder generally would include in ordinary income, for each taxable year in which the Company were a PFIC, an amount equal to the excess, if any, of the fair market value of the Common Shares, as of the close of such taxable year, over the U.S. Holder’s adjusted tax basis in the Common Shares. The U.S. Holder would be entitled to deduct as an ordinary loss each year the excess of its adjusted tax basis in our Common Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s adjusted tax basis in our Common Shares would be increased by the amount of any income inclusion and decreased by the amount of any deductions under the Mark-to-Market Election rules. In addition, upon a sale or other taxable disposition of our Common Shares, a U.S. Holder that made a Mark-to-Market Election would recognize ordinary income or ordinary loss (but only to the extent such loss did not exceed the net amount of income previously included as a result of the Mark-to-Market Election). A Mark-to-Market Election would apply to the taxable year in which such election is made and to each subsequent taxable year, unless our Common Shares were to cease to be “marketable stock,” the U.S. Holder were to mark the Common Shares to market under non-PFIC provisions of the Code, or the Internal Revenue Service (“IRS”) were to consent to the revocation of the election. We expect the Mark-to-Market Election to be available with respect to the Company, provided that our Common Shares are treated for U.S. federal income tax purposes as “marketable stock,” which is stock regularly traded on a qualified exchange or other market, including the Nasdaq. For this purpose, our Common Shares generally will be treated as regularly traded during any calendar year during which they are traded, other in in de minimis quantities, on at least 15 days during each calendar quarter. However, the Mark-to-Market Election generally will not be available with respect to any lower-tier PFIC. Accordingly, U.S. Holders making a Mark-to-Market Election generally would be subject to the unfavorable tax consequences described above with respect to any lower-tier PFIC.

Special rules apply to holders of options to acquire stock of a PFIC. Under proposed Treasury Regulations, the holding period for PFIC stock acquired upon the exercise of an option (which would include a Common Warrant) includes the period the option was held. However, a U.S. Holder is not permitted under current law to make a QEF Election or a Mark-to-Market Election with respect to Common Warrants to acquire our Common Shares.

For any year in which the Company is classified as a PFIC, a U.S. Holder generally will be required to file an annual report with the IRS containing certain information regarding the holder’s interest in the Company (or any lower-tier PFIC), subject to certain exceptions. A failure to satisfy this reporting requirement could result in the extension of the statute of limitations with respect to federal income tax returns filed by the U.S. Holder. The PFIC rules are complex. Each U.S. Holder should consult its own tax adviser regarding the foregoing reporting requirements, the advisability of making a Mark-to-Market Election, and any other tax consequences under the PFIC rules of acquiring, owning, and disposing of our Common Shares or Common Warrants.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in our Common Shares or Common Warrants, subject to certain exceptions (including an exception for Common Shares or Common Warrants held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. Holder is urged to consult its own tax adviser regarding the information reporting obligations, if any, with respect to the holder’s ownership and disposition of our Common Shares or Common Warrants.

Information Reporting and Backup Withholding

Distributions on our Common Shares made to U.S. Holder and proceeds from the sale or other disposition of Common Shares or Common Warrants may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THEIR OWNERSHIP AND DISPOSITION OF OUR

COMMON SHARES AND COMMON WARRANTS. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Material Canadian Income Tax Considerations

The following is, as of the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) (together with the regulations thereto, the “Tax Act”) to a U.S. Resident Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of our Common Shares and Common Warrants acquired pursuant to this offering and Common Shares issued upon exercise of the Common Warrants (“Common Warrant Shares”).

This summary is applicable to a purchaser who, as beneficial owner, acquires units pursuant to this offering and Common Warrant Shares issued upon exercise of the Common Warrants who, for the purposes of the Tax Act and the Canada-United States Income Tax Convention (1980) (the “Treaty”), and at all relevant times, (i) is not and is not deemed to be a resident in Canada, (ii) is a resident of the United States for the purposes of the Treaty and is entitled to the full benefits thereunder, (iii) holds our Common Shares, Common Warrants and Common Warrant Shares as capital property, (iv) deals at arm’s length with and is not affiliated with the Company and the Placement Agents, and (v) does not use or hold (and will not use or hold) and is not deemed to use or hold (and will not be deemed to use or hold) our Common Shares, Common Warrants and Common Warrant Shares in connection with a business carried on in Canada (each such holder, a “U.S. Resident Holder”).

Generally, our Common Shares, Common Warrants and Common Warrant Shares will be considered to be capital property of a U.S. Resident Holder provided the U.S. Resident Holder does not hold such shares and Common Warrants in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a U.S. Resident Holder: (i) that is an insurer carrying on an insurance business in Canada and elsewhere, (ii) that is an “authorized foreign bank,” (as defined in the Tax Act), (iii) that is a “financial institution” (as defined in the Tax Act) for purposes of the “mark-to-market property” rules; (ii) an interest in which is or would constitute a “tax shelter investment” (as defined in the Tax Act); (iii) that is a “specified financial institution” (as defined in the Tax Act); or (iv) that has or will enter into a “synthetic disposition arrangement” or a “derivative forward agreement” (as those terms are defined in the Tax Act) in respect of Common Shares, Common Warrants and Common Warrant Shares pursuant to this offering. All such U.S. Resident Holders should consult their own tax advisors with respect to an investment in Common Shares, Common Warrants and Common Warrant Shares.

This summary is based upon the current provisions of the Tax Act and the Treaty in force on the date hereof, and the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular holder or prospective holder of our Common Shares, Common Warrants and Common Warrant Shares, and no opinion or representation with respect to the tax consequences to any holder or prospective holder of our Common Shares, Common Warrants and

Common Warrant Shares is made. Accordingly, holders and prospective holders of our Common Shares, Common Warrants and Common Warrant Shares should consult their own tax advisors with respect to the income tax consequences of purchasing, owning and disposing of our Common Shares, Common Warrants and Common Warrant Shares in their particular circumstances.

Currency

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our Common Shares, Common Warrants and Common Warrant Shares (including dividends, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars based on the rate quoted by the Bank of Canada for the applicable day or such other rate of exchange that is acceptable to the Canada Revenue Agency.

Allocation of Offering Price

U.S. Resident Holders will be required to allocate the aggregate cost of an offered unit between the Common Share and the Common Warrant on a reasonable basis in order to determine their respective costs for the purposes of the Tax Act. The adjusted cost base to a U.S. Resident Holder of a Common Share acquired as part of an offered unit will be determined by averaging the cost of such unit Share with the adjusted cost base of all Common Shares of the Company held by the U.S. Resident Holder as capital property immediately before such acquisition. Each prospective investor is urged to consult their own tax advisors regarding the allocation of the purchase price for these purposes.

Exercise of Common Warrants

No gain or loss will be realized by a U.S. Resident Holder on the exercise of a Common Warrant to acquire a Common Warrant Share. When a Common Warrant is exercised, the U.S. Resident Holder’s cost of the Common Warrant Share acquired thereby will be equal to the aggregate of the U.S. Resident Holder’s adjusted cost base of such Common Warrant and the exercise price paid for the Common Warrant Share. The U.S. Resident Holder’s adjusted cost base of the Common Warrant Share so acquired will be determined by averaging the cost of the Common Warrant Share with the adjusted cost base to the U.S. Resident Holder of all Common Shares of the Company held as capital property immediately before the acquisition of the Common Warrant Share.

Dividends

Dividends paid or credited, or deemed to be paid or credited, on our Common Shares and Common Warrant Shares to a U.S. Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividends, subject to reduction under the provisions of the Treaty. Under the Treaty, the rate of Canadian withholding tax applicable to a U.S. Resident Holder that is the beneficial owner of dividends is generally reduced to 15% of the gross amount of the dividends, and, if such U.S. Resident Holder is a company that owns at least 10% of our voting shares at the time of the dividends, the rate of Canadian withholding tax is reduced to 5% of the gross amount of the dividends. U.S. Resident Holders who may be eligible for a reduced rate of withholding tax on dividends pursuant to the Treaty should consult with their own tax advisors with respect to taking all appropriate steps in this regard.

Disposition of Common Shares, Common Warrants and Common Warrant Shares

A U.S. Resident Holder who disposes or is deemed to dispose of a Common Share, Common Warrant or Common Warrant Share will not be subject to tax under the Tax Act on any capital gain realized on such disposition, unless the Common Share, Common Warrant or Common Warrant Share, as applicable, constitutes “taxable Canadian property,” within the meaning of the Tax Act, of the U.S. Resident Holder at the time of the disposition and the U.S. Resident Holder is not entitled to relief under the Treaty.

Provided the Common Shares and Common Warrant Shares are listed on a “designated stock exchange” within the meaning of the Tax Act (which includes the Nasdaq) at the time of the disposition or deemed disposition, the Common Shares, Common Warrants, and Common Warrant Shares generally will not constitute “taxable Canadian property” of a U. S. Resident Holder unless, at any particular time during the 60-month period immediately preceding the disposition or deemed disposition, both of the following conditions are met concurrently: (a) 25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of (i) the U.S. Resident Holder, (ii) persons with whom the U.S. Resident Holder did not deal at arm’s length for purposes of the Tax Act, and (iii) partnerships in which the U.S. Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) more than 50% of the fair market value of the Common Share and Common Warrant Share, as applicable was derived, directly or indirectly, from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (b)(i) to (iii), whether or not the property exists. Notwithstanding the foregoing, a Common Share, Common Warrant and Common Warrant Share may otherwise be deemed to be “taxable Canadian property” in certain circumstances as set out in the Tax Act.

Even if the Common Shares, Common Warrants, and Common Warrant Shares are taxable Canadian property of a U.S. Resident Holder, such U.S. Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares, Common Warrants, and Common Warrant Shares by virtue of the Treaty. U.S. Resident Holders for whom a Common Share, Common Warrant or Common Warrant Share may be “taxable Canadian property” should consult their own tax advisor.

PLAN OF DISTRIBUTION

A.G.P/Alliance Global Partners and Cantor Fitzgerald & Co. have agreed to act as our co-lead placement agents, which we refer to collectively herein as the Placement Agents, in connection with this offering subject to the terms and conditions of the placement agency agreement dated January 26, 2023. The Placement Agents are not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of the securities but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we will enter into securities purchase agreements directly with investors in connection with this offering and we may not sell the entire amount of the securities offered pursuant to this prospectus supplement. We will make offers only to a limited number of qualified institutional buyers and institutional accredited investors (within the meaning of U.S. securities laws).

Commissions and Expenses

We have agreed to pay the Placement Agents an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering.

The following table provides information regarding the amount of the Placement Agents fees to be paid to the Placement Agents by us, before expenses assuming the purchase of all of the securities offered hereby on a best-efforts basis:

	Per Common Share and Accompanying Common Warrant	Total
Public offering price	$1.35	$24,772,500
Placement Agents’ fees	$0.07425	$1,362,487.50
Proceeds, before expenses, to us	$1.27575	$23,410,012.50

(1) We have agreed to pay the Placement Agents an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering. See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for additional information regarding the compensation payable to the Placement Agents.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Common Warrants being issued in this offering.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell the securities offered hereby to the purchasers is subject to the conditions set forth in the securities purchase agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase such securities is subject to the conditions set forth in his, her or its securities purchase agreement as well, which may also be waived.

We have also agreed to reimburse the Placement Agents at closing for legal expenses incurred by them in connection with the offering in an aggregate amount of up to $75,000.

We currently anticipate that the sale of the Common Shares and Common Warrants will be completed on or about January 30, 2023. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agents fees, will be approximately $300,000 which includes legal and printing costs and various other fees. At the closing, The Depository Trust Company will credit the Common Shares to the respective accounts of the investors and we will deliver Common Warrants directly to the purchasers.

Regulation M Restrictions

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the offered securities that are sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the Placement Agents would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents acting as principals. Under these rules and regulations, the Placement Agents:

•	must not engage in any stabilization activity in connection with our securities; and

•

must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the Placement Agents and other specified persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act. We have also agreed to contribute to payments the Placement Agents may be required to make in respect of such liabilities.

Lock-up Agreement

We have agreed with each purchaser and the Placement Agents for a period of 90 days after the closing of this offering not to issue any Common Shares or any securities equivalent to the Common Shares, except that such restriction shall not apply with respect to the issuance of (i) Common Shares and Common Warrants (and Common Shares issuable upon exercise thereof) in this offering; (ii) Common Shares, or options restricted share units (or any other securities issuable under the Company’s Amended and Restated Share-Based Compensation Plan, dated March 15, 2021 and adopted June 10, 2021 (the “Equity Plan”)) to employees, officers, consultants or directors of the Company or Common Shares issuable upon the exercise or vesting of any such securities issuable pursuant to any stock or option plan the Equity Plan or any such securities issuable under any similar arrangement duly adopted for such purpose, by a majority of the non-employee members of the board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company,; (iii) non-registered equity or debt securities in connection with strategic transactions; (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations or anti-dilution provisions contained therein and disclosed in the SEC Reports) or to extend the term of such securities; (v) Common Shares issuable upon exercise of the Put/Call Option (as defined in the Prospectus), (vi) Common Shares pursuant to a “10b5-1” trading plan that is in existence as of the date hereof and (vii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital and provided further that such securities are issued as “restricted securities” (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time).

In addition, our directors and executive officers have entered into lock-up agreements in connection with this offering. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any Common Shares or securities convertible into, or exchangeable or exercisable for, our Common

Shares during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of the Placement Agents. Specifically, these individuals have agreed, in part, not to:

•

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, as amended;

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our Common Shares, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any of our securities;

•	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge;

•	or other arrangement relating to any of our securities.

Notwithstanding these limitations, these securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession or pursuant to sales under existing “10b5-1” trading plans.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agents, or by their affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the Placement Agents’ websites and any information contained in any other website maintained by the Placement Agents is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and securities purchase agreements. A copy of the placement agent agreement and the form of securities purchase agreement with the investors will be included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-27.

Other Activities and Relationships

The Placement Agents and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time, the Placement Agents and their affiliates have provided, and may in the future provide, various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the ordinary course of its businesses, the Placement Agents and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agents or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agents and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Shares offered hereby. Any such short positions could adversely affect future trading prices of the Common Shares offered hereby. The Placement Agents and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Torys LLP, Toronto, Ontario and New York, New York. The Placement Agents are being represented by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of the Company incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 have been so incorporated in reliance on the reports (which contains an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2021, and also contains an explanatory paragraph related to the effectiveness of internal control over financial reporting due to the exclusions of Balanced Health and Rose LifeScience because they were acquired by the Company during 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompany prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus supplement and the accompany prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.villagefarms.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and the accompany prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement is not complete and you should read the information incorporated by reference for more detail. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement but prior to the termination of the offering of the securities covered hereby (other than Current Reports or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended on Form 10-K/A, filed with the SEC on March 14, 2022;

•

our Definitive Proxy Statement on Schedule 14A for our 2022 Annual and Special Meeting of Shareholders, filed with the SEC on April  19, 2022 (solely to the extent of such information that is incorporated by referenced into Part III of our Form 10-K, together with “Item No. 5—Continuance of the Company under the Business Corporations Act (Ontario)”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed on May 10, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed on August 9, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 9, 2022;

•	our Current Reports on Form 8-K filed on March 15, 2022, March 25, 2022, May 24, 2022, June 9, 2022 and August 9, 2022;

•	our Current Report on Form 8-K/A filed on November 1, 2021 (Exhibits 99.1 and 99.2 only); and

•

the description of our Common Shares filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, including any amendment thereto filed for the purpose of amending such description.

We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompany prospectus to the extent that a statement contained in this prospectus supplement and the accompany prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompany prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompany prospectus.

The documents incorporated by reference into this prospectus supplement and the accompany prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus supplement and the accompany prospectus but not delivered with this prospectus supplement and the accompany prospectus to any person, including a beneficial owner, to whom this prospectus supplement and the accompany prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus supplement and the accompany prospectus are not themselves specifically incorporated by reference in this prospectus supplement and the accompany prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

PROSPECTUS

VILLAGE FARMS INTERNATIONAL, INC.

$200,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

Up to 3,802,055 Common Shares Offered by the Selling Shareholders

Village Farms International, Inc. (the “Company”) may offer for sale and issue from time to time up to $200,000,000, in the aggregate, of (i) common shares in the capital of the Company (the “Common Shares”), (ii) preferred shares in the capital of the Company (the “Preferred Shares”), (iii) warrants to purchase Common Shares, Preferred Shares or other securities of the Company (“Warrants”), (iv) subscription receipts, each of which, once purchased, will entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share and/or other securities of the Company (“Subscription Receipts”), (v) debt securities of the Company (“Debt Securities”), and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities offered together as a unit (“Units” and, collectively with the Common Shares, Preferred Shares, Warrants, Subscription Receipts and Debt Securities, the “Securities”), or any combination thereof, in one or more offerings under this prospectus. The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement. This prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a prospectus supplement that describes specific information about the Securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

In addition, this prospectus also relates to resales by the selling shareholders identified herein of up to 3,802,055 Common Shares from time to time in one or more offerings.

Our Common Shares are listed on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“NASDAQ”) under the symbol “VFF”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this prospectus beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2022.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference into this prospectus contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is subject to the safe harbor created by those sections. This prospectus and the documents that are incorporated by reference into this prospectus also contain “forward-looking information” within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively herein as “forward-looking statements”. Forward-looking statements may relate to our future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of ours or involving us. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for us, the greenhouse vegetable or produce industry or the cannabis industry are forward-looking statements. In some cases, forward-looking information can be identified by such terms as “outlook”, “may”, “might”, “will”, “could”, “should”, “would”, “occur”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “try”, “estimate”, “predict”, “potential”, “continue”, “likely”, “schedule”, “objectives”, or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this prospectus and the documents that are incorporated by reference into this prospectus are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Rose LifeScience Inc. (“Rose” or “Rose Lifescience”), Balanced Health Botanicals, LLC (“Balanced Health”), Pure Sunfarms, Inc. (“Pure Sunfarms”) and our operations of growing hemp in the United States; the legal status of the cannabis business of Pure Sunfarms and Rose and the cannabinoid business of Balanced Health; risks relating to the integration of Balanced Health and Rose into our consolidated businesses; risks relating to obtaining additional financing, including our dependence upon credit facilities; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; market position; ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses; risks related to rules and regulations at the U.S. federal (Food and Drug Administration and United States Department of Agriculture), state and municipal rules and regulations with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; the ongoing and developing COVID-19 pandemic; and tax risks.

We have based these forward-looking statements on factors and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond our control, that may cause our or the industry’s actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in our filings with the Securities and Exchange Commission (the “SEC”), including this prospectus and the documents that are incorporated by reference into this prospectus. In particular, we caution you that our forward-looking statements are subject to the ongoing and developing circumstances related to the COVID-19 pandemic, which may have a material adverse effect on our business, operations and future financial results.

When relying on forward-looking statements to make decisions, we caution readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this prospectus and in the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in this prospectus or the respective date referred to in the document incorporated by reference herein. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements were made or to reflect the occurrence of unanticipated events.

ABOUT THIS PROSPECTUS

This prospectus is a part of a shelf registration statement that we have filed with the SEC utilizing a “shelf” registration process pursuant to Form S-3 under the Securities Act. Under this shelf registration process, we may offer and sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $200,000,000. In addition, this prospectus relates to resales by the selling shareholders identified herein of up to 3,802,055 Common Shares from time to time in one or more offerings.

This prospectus provides you with a general description of the Securities that we may sell under this prospectus. Each time we sell Securities, we will also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. In addition, we may from time to time update the selling shareholder information in one more prospectus supplements. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where Securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those Securities will be included in the prospectus supplement describing those Securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of Securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus available in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of certain documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement or free writing prospectus. Neither we nor the selling shareholders have authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus or in any prospectus supplement or free writing prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any Securities and is not soliciting an offer to buy

Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date referred to in the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Village Farms”, the “Company”, “we”, “us”, and “our” refer to Village Farms International, Inc., and, unless the context requires otherwise, the subsidiaries through which it conducts business.

The complete mailing address and telephone number of our principal executive office is:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

SUMMARY

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

The Company

We are one of the largest and longest-operating vertically integrated greenhouse growers in North America and the only publicly traded greenhouse produce company in Canada.

Our overall strategy is to be recognized as an international leader in consumer products from plants, whereby we produce and market value-added products that are consistently preferred by consumers. To do so, we leverage decades of cultivation expertise, investment, and experience in fresh produce (primarily tomatoes) across other plant-based opportunities. In Canada, we converted two produce facilities to grow cannabis for the Canadian adult use market. Our focus for our Canadian cannabis segment is to produce the highest quality cannabis products at an “everyday premium price”. This market position, together with our cultivation expertise, has enabled us to evolve into one of the few consistently profitable Canadian licensed producers under our Pure Sunfarms subsidiary.

Village Farms is a corporation existing under the Canada Business Corporations Act (the “CBCA”). Our principal operating subsidiaries are Village Farms Canada LP, Village Farms LP, VF Clean Energy, Inc., Pure Sunfarms, as well as Colorado-based Balanced Health, which we acquired in August 2021, and Quebec-based Rose Lifescience, of which we acquired a 70% ownership interest in November 2021.

Our head and registered office and each of our Canadian subsidiaries is located at 4700-80th Street, Delta, British Columbia, Canada, V4K 3N3.

Further information regarding us and our business is set out in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended (the “Annual Report”), as updated by annual, quarterly and our other SEC reports that are incorporated herein by reference from time to time. See “Incorporation of Certain Information by Reference”.

The Offering

The Securities described herein may be offered from time to time by us in one or more offerings utilizing a “shelf” process under Canadian and U.S. securities laws. Under this shelf process, this prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement.

In addition, this prospectus relates to resales by the selling shareholders identified herein of up to 3,802,055 Common Shares from time to time in one or more offerings. We may from time to time update the selling shareholder information in one more prospectus supplements. You should read both this prospectus and any prospectus supplement.

RISK FACTORS

An investment in our Securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those under the section entitled “Risk Factors” in our Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our Securities. If any of these risks were to materialize, our business, financial condition or results of operations could be materially adversely affected. When we or the selling shareholders offer and sell any Securities pursuant to a prospectus supplement, additional risk factors may be included.

ENFORCEABILITY OF CIVIL LIABILITIES

Village Farms is incorporated under the laws of Canada. Many of our directors and officers, and many of the experts named in this prospectus, are residents of Canada, and all or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States. Consequently, although we have appointed an agent for service of process in the United States, it may be difficult for holders of our Securities who reside in the United States to effect service within the United States upon our directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our Securities who reside in the United States to realize in the United States or in other jurisdictions upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Investors should not assume that Canadian courts (i) would enforce judgments of United States courts obtained in actions against us or our directors, officers or experts predicated upon the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or (ii) would enforce, in original actions, liabilities against us or our directors, officers or experts predicated upon the United States federal securities laws or any such state securities or “blue sky” laws. In addition, we have been advised by our Canadian counsel that in normal circumstances, only civil judgments and not other rights arising from United States securities legislation are enforceable in Canada and that the protections afforded by Canadian securities laws may not be available to investors in the United States.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our Securities will be used for working capital and general corporate purposes. Unless otherwise indicated in a prospectus supplement, our management will have broad discretion to allocate the net proceeds of the sale of our Securities. More specific allocations may be included in a prospectus supplement relating to a specific offering of Securities.

Unless otherwise set forth in the applicable prospectus supplement, we will not receive any proceeds if Securities are sold by a selling shareholder.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, no par value. As of May 6, 2022, the Company had 88,561,929 Common Shares outstanding. Each Common Share entitles the holder thereof to receive notice of and to attend all meetings of shareholders of the Company and to one vote per Common Share at such meetings (other than meetings at which only the holders of another class of shares are entitled to vote separately as a class). The Common Shares entitle the holders thereof to receive, in any year, dividends on the

Common Shares as and when declared by the board of directors of the Company, provided that payment of such dividends is not prohibited under law and after payment of any applicable amounts to which holders of any Preferred Shares may be entitled. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after payment of or other proper provision for all of the liabilities of the Company and the payment of any amounts payable to holders of the Preferred Shares, the holders of the Common Shares will be entitled to share pro rata in all remaining property or assets of the Company.

We have no current plans to pay dividends as we are growth focused. The amount of any dividends payable by us will be at the discretion of our board of directors and may vary depending on, among other things, our earnings, financial requirements for our operations, growth opportunities, debt covenants, the satisfaction of the solvency tests imposed by the CBCA for declaration and payment of dividends and the conditions existing from time to time.

Further information relating to the Common Shares and the share capital of the Company is set out in our Annual Report, which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SHARES

The Company is authorized to issue an unlimited number of Preferred Shares. The Company’s board of directors will fix the number of Preferred Shares, as well as the designation, rights, privileges, restrictions and conditions for each series of Preferred Shares that may be issued, subject to the Company filing the applicable articles of amendment under the CBCA. Preferred Shares will have preference over Common Shares with respect to the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, be it voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. Preferred Shares will have no right to vote on shareholder matters, subject to certain exceptions. No changes to the provisions of the Preferred Shares may be made without the approval of the holders of the Preferred Shares.

The prospectus supplement will set forth the following terms relating to the Preferred Shares being offered:

•	the maximum number of Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue and the dividend payment dates;

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the price and terms and conditions for redemption, if any, including redemption at the Company’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

•	whether such Preferred Shares will be subject to any restriction on the repurchase or redemption while there is any arrearage in the payment of dividends or sinking fund installments;

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the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion of exchange and the method, if any, of adjustment;

•	whether such Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any; and

•	any other rights, privileges, restrictions, or conditions.

Preferred Shares will be fully paid and non-assessable securities upon issuance. The Preferred Shares of any series may be represented in whole or in part, by one or more global certificates. If Preferred Shares are represented by a global certificate, each global certificate will:

•	be registered in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement; and

•	be deposited in the name of a depository or a nominee of the depository identified in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

The Company may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agreements between the Company and a warrant agent that the Company will name in the applicable prospectus supplement. The Company will file any warrant agreement or warrant indenture with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part, on or before the time we issue a series of Warrants.

The prospectus supplement will set forth the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

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the designation, number and terms of the Common Shares, Preferred Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the various factors considered in determining the exercise price of the Warrants, to the extent such exercise prices are variable;

•	provisions for changes to or adjustments in the exercise price, if any;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

•	the currency or currency unit in which the exercise price is denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any limitations on the right of non-resident or foreign owners to hold such Warrants;

•	the amount of Warrants outstanding, if any; and

•	any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of the Company. The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Company and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of the Company, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Company or one or more of its subsidiaries. The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of a transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of Subscription Receipts will receive Common Shares and/or other securities of the Company upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon. Holders of Subscription Receipts are not shareholders of the Company simply by virtue of holding a Subscription Receipt.

The particular terms and provisions of Subscription Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. The description will include, where applicable:

•	the number of Subscription Receipts offered;

•	the price at which the Subscription Receipts will be offered;

•	the various factors considered in determining the price of the Subscription Receipts;

•	provisions for changes to or adjustments in the price, if any;

•	the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of the Company;

•	the number of Common Shares and/or other securities of the Company that may be obtained upon exercise of each Subscription Receipt;

•	the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security;

•	the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon;

•	any material income tax consequences of owning, holding and disposing of the Subscription Receipts;

•	the amount of Subscription Receipts outstanding, if any;

•	any limitations on the right of non-resident or foreign owners to hold such Subscription Receipts; and

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any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

In this description of debt securities section, “we,” “us,” “our,” or “Village Farms” or “the Company” refer to Village Farms International, Inc. but not to its subsidiaries.

This section describes the general terms that will apply to any Debt Securities issued pursuant to this prospectus. We may issue Debt Securities in one or more series under an indenture to be entered into between us and one or more trustees, at least one of which will be qualified to act as a U.S. trustee and one of which will be qualified to act as a Canadian trustee. References herein to the “trustee” shall be deemed to mean the U.S. trustee and/or the Canadian trustee. The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the CBCA. A copy of the form of the indenture is filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description sets forth certain general terms and provisions of the Debt Securities. Prospective investors should also refer to the indenture and the terms of the Debt Securities. If Debt Securities are issued, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of the Debt Securities and a description of how the general terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this prospectus.

General

The indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the indenture and will not limit the amount of other indebtedness that we may incur. The indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be our unsecured obligations. The indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

•	the title of the Debt Securities;

•	the aggregate principal amount of the Debt Securities;

•	the percentage of principal amount at which the Debt Securities will be issued;

•	whether payment on the Debt Securities will be senior or subordinated to our other liabilities or obligations;

•	whether the payment of the Debt Securities will be guaranteed by any other person;

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the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the Debt Securities, or the portion (if less than the principal amount) of Debt Securities, in each case, to be payable upon a declaration of acceleration of maturity;

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whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

•	the place or places we will pay principal, premium, if any, and interest and the place or places where Debt Securities can be presented for registration of transfer or exchange;

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whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for Canadian or other taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

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whether we will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

•	the terms and conditions of any mandatory or optional redemption by the Company;

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the denominations in which we will issue any registered Debt Securities, if other than denominations of $1,000 and any multiple of $l,000, the denominations in which any unregistered debt security shall be issuable;

•	whether we will make payments on the Debt Securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

•	whether payments on the Debt Securities will be payable with reference to any index or formula;

•	whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

•	whether we will issue the Debt Securities as unregistered securities (with or without coupons), registered securities or both;

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the periods within which and the terms and conditions, if any, upon which we may redeem the Debt Securities prior to maturity and the price or prices of which and the currency or currency units in which the Debt Securities are payable;

•	any changes or additions to events of default or covenants;

•	whether the holders of any series of Debt Securities have special rights if specified events occur;

•	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

•	rights, if any, on a change of control;

•	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

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any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or upon a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable prospectus supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, our Debt Securities will be unsecured obligations and will rank equally with our other unsecured and unsubordinated debt from time to time outstanding and equally with other securities issued under the indenture. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

Our board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants,” having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of us, the trustee or any paying agent for the

Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 or in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than global securities) will be made at the office or agency of the trustee, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of the person entitled to receive payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by us.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions set forth in the indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

•

issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of business 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant redemption date if the Debt Securities for which such issuance, registration or exchange is requested may be among those selected for redemption;

•

register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

•

exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

•

issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid.

Merger, Amalgamation or Consolidation

The indenture will provide that we may not consolidate with or amalgamate or merge with or into any other person, enter into any statutory arrangement with any person or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless among other items:

•

we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, or any province or territory thereof, or, if the amalgamation, merger, consolidation, statutory arrangement or other transaction would not impair the rights of holders, any other jurisdiction;

•	the successor person (if not us) assumes all of our obligations under the Debt Securities and the indenture by a supplemental indenture; and

•	we or such successor person will not be in default under the indenture immediately after the transaction.

When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the Debt Securities and the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the indenture with respect to the Debt Securities of that series:

•	we fail to pay principal of, or any premium on, any debt security of that series when it is due and payable;

•	we fail to pay interest or any additional amounts payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

•	we fail to make any required sinking fund or analogous payment for that series of Debt Securities;

•	we fail to observe or perform any of the covenants described in the section “— Merger, Amalgamation or Consolidation” for a period of 30 days;

•

we fail to comply with any of our other agreements in the indenture that affect or are applicable to the Debt Securities for 60 days after written notice by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of any series affected thereby;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so.

If an event of default for any series of Debt Securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series, subject to any subordination provisions, may require us to repay immediately the entire principal and interest and premium, if any, of the Debt Securities of the series.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder. Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind this accelerated payment requirement.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of Debt Securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default with respect to the Debt Securities of the affected series;

•

the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

•

the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after their notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at our option:

•	we will be discharged from the obligations with respect to the Debt Securities of that series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise our defeasance option, we must deliver to the trustee:

•

an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize a gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

•

an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, or a gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

•	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the Debt Securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the U.S. Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

•

no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

•	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

•	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no modification may:

•	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any debt security;

•	reduce the principal, premium, if any, or rate of interest, if any, or any obligation to pay any additional amounts;

•	reduce the amount of principal of a debt security payable upon acceleration of its maturity;

•	change the place or currency of any payment;

•	affect the holder’s right to require us to repurchase the Debt Securities at the holder’s option;

•	impair the right of the holders to institute a suit to enforce their rights to payment;

•	adversely affect any conversion or exchange right related to a series of Debt Securities;

•	change the percentage of Debt Securities required to modify the indenture or to waive compliance with certain provisions of the indenture; or

•	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults (other than defaults relating to certain events involving our bankruptcy, insolvency or reorganization) under the indenture and compliance by us with certain restrictive provisions of the indenture. However, these holders may not waive a default in any payment on any debt security or compliance with a provision that cannot be modified without the consent of each holder affected.

We may modify the indenture without the consent of the holders to:

•	evidence our successor under the indenture;

•	add covenants or surrender any right or power for the benefit of holders;

•	add events of default;

•

provide for unregistered securities to become registered securities under the indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding securities;

•	establish the form and terms of Debt Securities of any series;

•	appoint a successor trustee under the indenture;

•	add provisions to permit or facilitate the defeasance or discharge of the Debt Securities as long as there is no material adverse effect on the holders;

•

cure any ambiguity, correct or supplement any defective or inconsistent provision, make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding securities and related coupons, if any;

•	comply with any applicable laws of the United States and Canada in order to effect and maintain the qualification of the indenture under the Trust Indenture Act; or

•	change or eliminate any provisions where such change takes effect when there are no securities outstanding under the indenture.

Governing Law

The indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. However, the exercise, performance or discharge by the Canadian trustee of any of its rights, powers, duties or responsibilities under the indenture will be construed in accordance with applicable Canadian laws.

The Trustees

We will identify the U.S. trustee and Canadian trustee in the applicable prospectus supplement in connection with an offering of Debt Securities hereunder. In addition, in connection with an offering of Debt Securities hereunder, the U.S. trustee will be qualified under the Trust Indenture Act pursuant to Section 305(b)(2) of the Trust Indenture Act. The trustees under the indenture or their respective affiliates may provide banking and other services to us in the ordinary course of their business.

The indenture will contain certain limitations on the rights of the trustees, as long as the trustees or any of their respective affiliates remain our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustees and their respective affiliates will be permitted to engage in other transactions with us. If the trustees or any such affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the applicable trustee must eliminate the conflict or resign.

Resignation of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as U.S. trustee or Canadian trustee with respect to different series of Debt Securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other such trustee, and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is trustee.

Consent to Service

In connection with entering into the indenture, we will designate and appoint a U.S. authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the Debt Securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustees (whether in their individual capacity or in their capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The prospectus supplement relating to any Units offered will include specific terms and provisions of the Units being offered thereby, and the extent to which the general terms and provisions described below may apply to them.

The prospectus supplement will set forth, as applicable, the following terms relating to the Units being offered:

•	the aggregate number of Units offered;

•	the price at which the Units will be offered;

•	the designation, number and terms of the Securities comprising the Units;

•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

•	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

•	the date on and after which the Securities comprising the Units will be separately transferable;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•

whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

•	any limitations on the right of non-resident or foreign owners to hold such Units;

•	certain material Canadian tax consequences of owning the Units;

•	the amount of Units outstanding; and

•	any other material terms and conditions of the Units.

SELLING SECURITYHOLDERS

Up to 3,802,055 Common Shares are being offered by this prospectus, all of which are being registered for resale for the account of the selling shareholders identified in the table below. The Common Shares being offered were issued to the selling shareholders in connection with our acquisitions of Balanced Health and Rose Lifescience. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Shares indicated in the table below. Certain of the Common Shares are also subject to escrow arrangements between Village Farms, the Sellers and Olympia Trust Company, as escrow agent, as security for the indemnification obligations of the Sellers and any adjustments to the Purchase Price, in each case, pursuant to the Purchase Agreement. See “Plan of Distribution—Lock-Up Agreements” and “Plan of Distribution—Escrow Arrangements”.

We have prepared the following table based on information given to us by, or on behalf of, the selling shareholders on or before the date hereof with respect to the beneficial ownership of the Common Shares held by the selling shareholders. We have not independently verified this information. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the Common Shares offered by this prospectus, we cannot determine the number of such Common Shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of Common Shares that will be held by the selling shareholders upon termination of any particular offering. See “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling shareholders will sell all of their Common Shares offered hereby.

In the table below, the percentage of Common Shares beneficially owned is based on 88,561,929 Common Shares issued and outstanding as of May 6, 2022, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any Common Shares over which any of the selling shareholders has sole or shared voting power or investment power and also any Common Shares that any of the selling shareholders has the right to acquire within 60 days of such date through the exercise of any options, warrants or other rights. Except as otherwise indicated, we believe that each selling shareholder has sole voting and investment power with respect to all Common Shares shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below, as well as each such selling shareholder’s pledgees, donees, assignees, transferees and other successors-in-interest and others who may hold any of such selling shareholder’s interest received after the date of this prospectus from such selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer.

To our knowledge, except as may be disclosed herein, none of the selling shareholders have, and within the past three years have not had, any position, office or other material relationship with us or any of our affiliates, other than (i) in the case of Balanced Health, as a result of the transactions contemplated by the Balanced Health

Purchase Agreement (as defined under “—The Balanced Health Acquisition” below); (ii) in the case of Rose Lifescience, as a result of the transactions contemplated by the Rose Purchase Agreement and the USA (each as defined under “—The Rose Lifescience Acquisition” below); and (iii) beneficial ownership of our Common Shares as described herein. To our knowledge, none of the selling shareholders is a broker-dealer, nor at the time of the acquisition of our Common Shares did any of the selling shareholders have direct or indirect agreements or understandings with any third-party person to distribute any of our Common Shares.

Selling Shareholder	Common Shares Beneficially Owned Prior to Offering		Number of Common Shares Being Offered	Common Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
Balanced Health Sellers:
A&E Holdings LLC(1)	203,199	*	203,199	—	—
BDH Partners, LLC(2)	418,045	*	418,045	—	—
CJA Holdings LLC(3)	159,939	*	159,939	—	—
MSRP Zone LLC(4)	609,592	*	609,592	—	—
Rose Sellers:
10335258 Canada Inc.(5)	256,184	*	256,184	—	—
Blue Trichomes Holding Inc.(6)	256,184	*	256,184	—	—
10670715 Canada Inc.(7)	512, 369	*	512, 369	—	—
Grow Capital Partners Inc.(8)	1,386,543	1.6%	1,386,543	—	—

*	Denotes beneficial ownership of less than 1% of outstanding Common Shares.
(1)

A&E Holdings, LLC is a member-managed limited liability company. Alex Iwanchuk and Eric Scheibling are the members of A&E Holdings LLC and have shared voting and investment power over the shares beneficially owned by A&E Holdings LLC. The address of A&E Holdings LLC is 2030 E 34th Ave., Denver, CO 80211.

(2)

BDH Partners LLC is a manager-managed limited liability company. Andrew Papilion and Michelle Adams are the two managers of BDH Partners LLC and have shared voting and investment power over the shares owned by BDH Partners LLC; provided, however, Andrew Papilion, Michelle Adams, GiGi Targa, Andrew Leising and Dylan Anderson, the members of BDH Partners LLC, also have shared voting and investment power over such shares in the event the managers become deadlocked. The business address of BDH Partners LLC is 1720 S Bellaire St., Skybox Suite, Denver, CO 80222.

(3)

CJA Holdings, LLC, is a member-managed limited liability company. The Chris and Sara Van Dusen Living Trust and Jesse Leonardi are the two members of CJA Holdings, LLC. Since the Chris and Sara Van Dusen Living Trust owns a majority of the membership interests of CJA Holdings, LLC and Chris Van Dusen and Sara Van Dusen are co-trustees of the Chris and Sara Van Dusen Living Trust, Chris Van Dusen and Sara Van Dusen have voting and investment power over the shares owned by CJA Holdings, LLC. The address of CJA Holdings LLC is 16561 Gemini Lane, Huntington Beach, CA 92647.

(4)

MSRP Zone LLC is a manager-managed limited liability company. Charles McKenney is the sole manager of MSRP Zone LLC and, as a result, Mr. McKenney has sole voting and investment power over the shares owned by MSRP Zone LLC. The members of MSRP Zone LLC are Highline Redevelopment Inc. and Terwilliger Consulting LLC. Mr. McKenney owns 100% of Highline Redevelopment Inc. and Chase Terwilliger owns 100% of Terwilliger Consulting LLC. The address of MSRP Zone LLC is 45 Glenmoor Court, Englewood, CO 80113.

(5)

10335258 Canada Inc is a corporation existing under the federal laws of Canada. Brian Stevenson is the President and Secretary of 10335258 Canada Inc and has sole voting and investment power over the shares beneficially owned by 10335258 Canada Inc. The address of 10335258 Canada Inc is 27 Rue D’Estoril, Candiac, QC J5R 6J9.

(6)

Blue Trichomes Holding Inc. is a corporation existing under the federal laws of Canada. Francois Limoges is the President and Secretary of Blue Trichomes Holding Inc. and has sole voting and investment power over the shares beneficially owned by Blue Trichomes Holding Inc. The address of Blue Trichomes Holding Inc. is 515 Crescent, St-Lambert, QC J4P 1Z3.
(7)

10670715 Canada Inc. is a corporation existing under the federal laws of Canada. Davide Zaffino is the President and Secretary of 10670715 Canada Inc. and has sole voting and investment power over the shares beneficially owned by 10670715 Canada Inc. The address of 10670715 Canada Inc. is 600-4150 rue Saint-Catherine O Westmount, QC, H3Z 2Y5.

(8)

Grow Capital Partners Inc. is a corporation existing under the laws of the province of Alberta. Jay Gunnarson is the Chief Executive Officer of Grow Capital Partners Inc. and has sole voting and investment power over the shares beneficially owned by Grow Capital Partners Inc. The address of Grow Capital Partners Inc. is 240-70 Shawville Blvd SE Calgary, AB T2Y 2Z3.

The Balanced Health Acquisition

On August 16, 2021, we completed the acquisition of Balanced Health (the “Balanced Health Acquisition”) pursuant to the terms of a Membership Interest Purchase Agreement (the “Balanced Health Purchase Agreement”), dated as of August 16, 2021, by and among Village Farms International, Inc., Balanced Health, and the other parties thereto, at a total purchase price comprised of a cash purchase price of $30 million, and an aggregate of 4,707,113 Common Shares that were issued to the sellers (the “Balanced Health Sellers”) on a private placement basis valued at an aggregate of $45 million, based on the volume weighted average trading price on Nasdaq for the ten (10) trading days ending the day prior to the closing date of the Balanced Health Acquisition (the “Balanced Health Closing Date”).

Under the terms of the Balanced Health Purchase Agreement, we agreed to register for resale the Common Shares issued to the Balanced Health Sellers on the Balanced Health Closing Date. This prospectus, which names the Balanced Health Sellers as selling shareholders, has been filed in order to replace the prospectus supplement filed on August 16, 2021. Resales of the Common Shares are subject to the release periods in the lock-up agreements entered into in connection with the Balanced Health Acquisition. See “Plan of Distribution—Lock-Up Agreements”.

The Rose Lifescience Acquisition

On November 15, 2021, we completed the acquisition of Rose (the “Rose Acquisition”) pursuant to the terms of the Purchase Agreement dated as of November 15, 2021, by and among Village Farms International, Inc., Rose and the other parties thereto (the “Rose Purchase Agreement”), at a total purchase price (the “Rose Purchase Price”) valued at C$46.7 million, comprised of a cash purchase price of C$19.9 million and a total of 2,411,280 Common Shares. For more information regarding Rose, see our Annual Report, which is incorporated by reference herein.

Under the terms of the Rose Purchase Agreement, we agreed to register for resale the Common Shares issued to the shareholders of Rose (the “Rose Sellers”) on the closing date of the Rose Acquisition (the “Rose Closing Date”). This prospectus, which names the Rose Sellers as selling shareholders, has been filed in order to replace the prospectus supplement filed on March 15, 2022. Resales of Common Shares by the Rose Sellers are subject to the release periods in the lock-up agreements entered into in connection with the Rose Acquisition. Certain of the Common Shares are also subject to escrow arrangements between Village Farms, the Rose Sellers and Olympia Trust Company, as escrow agent, as security for the indemnification obligations of the Rose Sellers and any adjustments to the Rose Purchase Price, in each case, pursuant to the Rose Purchase Agreement. See “Plan of Distribution—Lock-Up Agreements” and “Plan of Distribution—Escrow Arrangements”.

Rose Put/Call Option

Two of the co-founders of Rose (the “Rose Management Shareholders”), who were among the Rose Sellers of Rose in the Acquisition, remained in their pre-acquisition roles with Rose following the Rose Closing Date and retained a non-voting 30% interest in Rose (the “Retained Interest”). In conjunction with the Rose Acquisition,

Village Farms and the Rose Management Shareholders entered into a unanimous shareholders agreement, dated as of November 15, 2021 (the “USA”) providing Village Farms with a call option to acquire the Retained Interest between December 31, 2024 and March 31, 2025 or upon the occurrence of certain liquidity events with respect to Village Farms (the “Call Option”). As part of the Call Option, Village Farms can also acquire 34% of the Retained Interest between December 31, 2022 and March 31, 2023. A put right was also granted to the Rose Management Shareholders to require Village Farms to complete the acquisition of the Retained Interest upon their death or disability or the occurrence of certain liquidity events with respect to Village Farms (the “Put Option”, and together with the Call Option, the “Put/Call Option”). The price for the Put/Call Option was set at a multiple solely based on Rose’s adjusted EBITDA performance of the applicable prior calendar year. If exercised upon a liquidity event, the option price is subject to a minimum amount which varies depending on the year on which it is exercised.

The consideration for the acquisition of the Retained Interest may, at Village Farms’ sole discretion, be payable solely in cash or in a pre-determined combination of cash and Common Shares based on a formula similar to that used for the issuance of the Common Shares comprising part of the Rose Purchase Price.

The USA provides that the total number of Common Shares issuable in connection with the Rose Acquisition, including, for greater certainty, in respect of the Rose Purchase Price and the Put/Call Option, shall not exceed, in the aggregate, 20% of the issued and outstanding Common Shares as of the Rose Closing Date (prior to completion of the Rose Acquisition).

PLAN OF DISTRIBUTION

The Company may offer and sell the Securities to or through underwriters or dealers and also may offer and sell the Securities directly to purchasers or through agents, or through a combination of any of these methods of sale. The selling shareholders may, from time to time, sell any or all of the Common Shares beneficially owned by them and offered hereby. Certain of the Common Shares that may be resold by the selling shareholders are also subject to escrow and lock-up arrangements. See “—Lock-Up Agreements” and “—Escrow Arrangements” below.

Primary Offerings

The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” in accordance with Rule 415(a)(4) under the Securities Act, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be increased or decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

If an underwriter, dealer or agent is utilized in the sale of the Securities being offered by this prospectus, an underwriting, dealer or agency agreement will be executed with the applicable underwriter(s), dealer(s) or agent(s) at the time of sale. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers or agents’ fees, commissions or concessions. Any underwriters, dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the Securities by such underwriters, dealers or agents and any discounts, commissions or agent’s commissions or concessions received by any such underwriter, dealer or agent who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The prospectus supplement relating to each distribution of Securities will also set forth the terms of the offering of the Securities, including to the extent applicable:

•	the name or names of any underwriters, dealers, or agents and the respective amounts underwritten;

•	whether any underwriter, dealer, or agent has a material relationship with the Company;

•	the initial offering price, the proceeds to the Company;

•	the underwriters’, dealers’ or agents’ compensation or other discount or selling concession to be allowed or re-allowed to underwriters’ or dealers;

•	the nature of the obligation of the underwriters; and

•	whether the underwriter, dealer or agent has any arrangement with the Company, such as an over-allotment option.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an

“at-the-market distribution” of any of the Securities under a prospectus supplement, and no affiliate of any such underwriter, dealer or agent, and no person acting jointly or in concert with any such underwriter, dealer or agent, will over-allot any Securities in connection with their distribution or effect any other transaction that is intended to stabilize or maintain the market price of the Securities being distributed.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each distribution of Securities (other than Common Shares or as otherwise specified in a prospectus supplement) will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

Secondary Offerings

The Common Shares may be resold by the selling shareholders on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The selling shareholders may effect such transactions by selling the Common Shares to or through broker-dealers or agents. The Common Shares may be sold through broker-dealers by one or more of, or a combination of, the following:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	short sales;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, distribute, devise, gift, pledge, hypothecate, or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares, from time to time, under this prospectus, or under a prospectus supplement to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

In connection with the sale of Common Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging the positions they assume. The selling shareholders may also sell our Common Shares short and if such short sale shall take place after the date of this prospectus, the selling shareholders may deliver Common Shares covered by this prospectus to close out short positions and to return borrowed Common Shares in connection with such short sales. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Common Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use Common Shares registered on the registration statement to cover short sales of our Common Shares made prior to the date of this prospectus.

The aggregate proceeds to the selling shareholders from the sale of the Common Shares offered by them will be the purchase price of the Common Shares less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents.

The selling shareholders may also sell all or any Common Shares in open market transactions under Rule 144 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

The selling shareholders and any broker-dealers or agents that participate in the sale of the Common Shares or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Common Shares may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder and may be subject to certain statutory liabilities, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling shareholders have informed us that, except as may be permitted pursuant to this prospectus, none of them have any agreement or understanding, directly or indirectly, with any third-party person to distribute the Common Shares. Selling shareholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the Common Shares in the manner listed above.

There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the shelf registration statement of which this prospectus forms a part. We are required to pay all fees and expenses incident to the registration of the Common Shares. The estimated fees and expenses incident to the registration of the Common Shares to be sold by the selling shareholders under this prospectus are approximately $25,000. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling shareholders may be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from written information furnished to us by the selling shareholders specifically for use in this prospectus.

Lock-Up Agreements

Balanced Health Sellers

In connection with the Balanced Health Acquisition, each of the Balanced Health Sellers entered into a lock-up agreement with us, pursuant to which each such Balanced Health Seller agreed not to resell the Common Shares received as consideration in the Balanced Health Acquisition until such Common Shares cease to be “Restricted

Shares” (as defined in the Balanced Health Purchase Agreement). Under the terms of the Balanced Health Purchase Agreement and the lock-up agreements, such Common Shares cease to be Restricted Shares, as follows: (i) with respect to one-fourth (1/4) of such Common Shares, on the Balanced Health Closing Date; (ii) with respect to an additional one-fourth (1/4) of such Common Shares, on the last day of the four (4) month period following the Balanced Health Closing Date; (iii) with respect to an additional one-fourth (1/4) of such Common Shares, on the last day of the eight (8) month period following the Balanced Health Closing Date; and (iv) with respect to an additional one-fourth (1/4) of such Common Shares, on the last day of the twelve (12) month period following the Balanced Health Closing Date.

Rose Sellers

In connection with the Rose Acquisition, each of the Rose Sellers entered into a lock-up agreement with us, pursuant to which each such Rose Seller has agreed not to resell the Common Shares received as consideration in the Rose Acquisition until the applicable lock-up period expires. Under the terms of the lock-up agreements, such Common Shares will be released from lock-up restrictions as follows: (i) 33% of these Common Shares were released from lock-up restrictions four (4) months following the Rose Closing Date, (ii) another 33% of these Common Shares will be released from lock-up restrictions eight (8) months after the Rose Closing Date and (iii) the remaining Common Shares will be released from lock-up restrictions one (1) year after the Rose Closing Date.

Escrow Arrangements

In connection with the Rose Acquisition, each of the Rose Sellers has entered into an escrow agreement with us, pursuant to which the Rose Sellers agreed to put an aggregate number of 208,333 Common Shares (the “Escrowed Shares”) in escrow with Olympia Trust Company Inc., a trust company based in Alberta (the “Escrow Agent”), as escrow agent (the “Escrow Agreement”). Pursuant to the Escrow Agreement, the Escrowed Shares are to be held in escrow by the Escrow Agent as security for the indemnification obligations of the Rose Sellers and any adjustments to the Rose Purchase Price paid in connection with the Rose Acquisition, in ease case, pursuant to the Rose Purchase Agreement. Subject to any release from time to time of any portion of such Escrowed Shares in connection with any such adjustment to the Rose Purchase Price or any such indemnification obligations, the Escrowed Shares are to be held in escrow by the Escrow Agent until November 15, 2022, after which date such Escrowed Shares will be released by the Escrow Agent, subject to any portion of such Escrowed Shares to be required to be maintained in escrow with respect of claims for indemnification made prior to such date but not yet resolved.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe the material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered by this prospectus to an investor who is subject to U.S. federal income tax.

The applicable prospectus supplement may also describe the material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable Securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations generally applicable to a U.S. Holder (as defined below) of the ownership and disposition of our Common Shares as of the date of this prospectus. The applicable prospectus supplement may also contain information regarding any material U.S. federal income tax considerations relating to the Securities covered by such prospectus supplement. This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), on the Treasury regulations promulgated thereunder (the “Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authority, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. The summary addresses only U.S. Holders that acquire and hold our Common Shares as “capital assets” within the meaning of the Code (generally, property held for investment).

This summary is necessarily general and may not apply to all categories of holders, some of whom may be subject to special rules, including, without limitation:

•	persons that own (directly, indirectly, or constructively, applying certain attribution rules) 10% or more of the total voting power or total value of the stock of the Company;

•	dealers in securities or currencies;

•	financial institutions or financial services entities;

•	mutual funds;

•	life insurance companies;

•	persons that hold Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale or other arrangement involving more than one position;

•	persons that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services;

•	persons whose functional currency is not the U.S. dollar;

•	persons who have elected mark-to-market accounting;

•	persons who hold Common Shares through a partnership or other entity treated as a pass-through entity for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax or the unearned income Medicare contribution tax on net investment income; and

•	certain U.S. expatriates or former long-term residents of the United States.

This summary does not address all potentially relevant U.S. federal income tax matters, nor does it address any state, local, foreign, estate, or gift tax consequences of holding or disposing of our Common Shares.

As used herein, the term “U.S. Holder” means any beneficial owner of our Common Shares who, for U.S. federal income tax purposes, is: (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal tax purposes) organized under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source, and (iv) a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has elected to be treated as a U.S. person under applicable Treasury Regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal tax purposes) holds Common Shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal tax purposes) holding our Common Shares, and their partners and other owners, are urged to consult their own tax advisers to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

This summary is for informational purposes only and does not constitute tax advice. Prospective investors are urged to consult their tax advisers concerning the U.S. federal income tax consequences particular to their ownership and disposition of Common Shares, as well as any tax consequences arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, or under any state, local, or non-U.S. tax laws or any applicable income tax treaty.

Ownership and Disposition of Our Common Shares

Taxation of Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of a distribution paid to a U.S. Holder with respect to Common Shares (including amounts withheld to pay Canadian withholding taxes) will be included in the holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits, as determined according to U.S. federal income tax principles. To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. Holder’s tax basis in its Common Shares, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain. The Company may not calculate its earnings and profits according to U.S. federal income tax principles. Accordingly, U.S. Holders should expect a distribution generally to be treated as a dividend for U.S. federal income tax purposes.

Dividends received by individuals and other non-corporate U.S. Holders of Common Shares readily tradable on Nasdaq generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and that the Company is not treated for U.S. federal income tax purposes as a passive foreign investment company (“PFIC”) for the taxable year in which the dividend is paid or for the preceding taxable year. Dividends on our Common Shares generally will not be eligible for the dividends-received deduction allowed to corporations. Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to our Common Shares generally will constitute “passive category” income. The rules governing the foreign tax credit are complex. Each U.S. Holder is urged to consult its own tax adviser regarding the availability of the foreign tax credit with respect to such holder’s particular circumstances.

The amount of any dividend paid to a U.S. Holder in Canadian dollars (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount by reference to the exchange rate between the U.S. dollar and the Canadian dollar in effect on the date of receipt of such dividend by the U.S. Holder, regardless of whether the Canadian dollars so received are in fact converted into U.S. dollars. A U.S. Holder will have a tax basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. If the Canadian dollars received are converted into U.S. dollars on the date of receipt, the U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of the Canadian dollars. Such gain or loss generally will be treated as U.S.-source ordinary income or loss.

Each U.S. Holder is urged to consult its own tax adviser regarding the application of the foregoing rules in light of such holder’s particular circumstances.

Sale, Exchange, or Other Taxable Disposition of Our Common Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” upon a sale, exchange, or other taxable disposition of our Common Shares, a U.S. Holder generally will recognize a capital gain or loss equal to the difference between the amount realized on such sale, exchange or other taxable disposition (or, if the amount realized is denominated in Canadian dollars, its U.S. dollar equivalent, generally, for U.S. Holders that use the cash method and for electing U.S. Holders that use the accrual method, determined by reference to the spot rate of exchange on the date of settlement) and the holder’s tax basis in such Common Shares. Such gain or loss will be long-term capital gain or loss if such Common Shares have been held for more than one year and will be short-term capital gain or loss if the holding period is equal to or less than one year. Such gain or loss generally will be considered U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations

Certain generally adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during such U.S. Holder’s holding period for the Common Shares, as determined under the PFIC rules. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains. For purposes of the income test and asset test, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation.

Under certain attribution rules, if the Company were a PFIC, U.S. Holders generally would be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”) and would be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC upon the sale of our Common Shares, as well as their proportionate share of (i) any “excess distributions” (as discussed below) on the stock of a Subsidiary PFIC and (ii) any gain realized upon the disposition or deemed disposition of stock of a Subsidiary PFIC by the Company or by another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. If the Company were classified as a PFIC for any taxable year in which a U.S. Holder held our Common Shares, then the Company generally would continue to be classified as a PFIC with respect to such U.S. Holder for any subsequent taxable year in which the U.S. Holder continued to hold our Common Shares, even if the Company’s income or assets would not cause it to be a PFIC in such subsequent taxable year, unless an exception were to apply.

Based on its current and expected income, assets, and activities, the Company does not expect to be classified as a PFIC for the current taxable year or in the foreseeable future. However, PFIC status is determined annually and is based on the Company’s income, assets, and activities for the entire taxable year. Moreover, the determination as to whether any corporation is a PFIC for a particular taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations and uncertainty. Accordingly, there can be no assurance that the Company is not currently or will not be classified as a PFIC for any taxable year. Each U.S. Holder is urged to consult its own tax adviser regarding the PFIC status of the Company and any Subsidiary PFIC.

If the Company were a PFIC for any taxable year during a U.S. Holder’s holding period for Common Shares, and such U.S. Holder had not made an effective QEF Election or Mark-to-Market Election under the PFIC rules (as defined and more fully described below) with respect to its Common Shares, then such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on our Common Shares and with respect to gain from the direct or indirect disposition of our Common Shares. An “excess distribution” generally would include the excess of distributions made with respect to Common Shares to a U.S. Holder in any taxable year over 125% of the average annual distributions made to such U.S. Holder by the Company during the shorter of the three preceding taxable years or such U.S. Holder’s holding period for the Common Shares.

Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the direct or indirect disposition of Common Shares ratably over its holding period for our Common Shares. Amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior taxable years would be taxed at the highest tax rate in effect for ordinary income for each such year. In addition, an interest charge would apply.

If the Company were a PFIC for any taxable year in which a U.S. Holder held our Common Shares, and such U.S. Holder had made a timely and effective election to treat the Company as a “qualified electing fund” (a “QEF Election”) for the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraph. Instead, such U.S. Holder would be subject to U.S. federal income tax on such holder’s pro rata share of (i) the net capital gain of the Company, which would be taxed as long-term capital gain to such U.S. Holder, and (ii) the ordinary earnings of the Company, which would be taxed as ordinary income to such U.S. Holder. However, a QEF Election cannot be made unless the Company provides or makes available certain information. The Company does not intend to provide information necessary for U.S. Holders to make QEF Elections, and therefore U.S. Holders should assume that QEF Elections will not be available to them.

As an alternative to a QEF Election, if the Company were a PFIC for any taxable year in which a U.S. Holder held Common Shares, and such U.S. Holder had made a timely and effective “mark to market” election (a “Mark-to-Market Election”) in the first taxable year of such U.S. Holder’s holding period in which the Company were classified as a PFIC, then such U.S. Holder generally would not be subject to the PFIC rules described in the preceding paragraphs. Instead, such U.S. Holder generally would include in ordinary income, for each taxable year in which the Company were a PFIC, an amount equal to the excess, if any, of (i) the fair market value of the Common Shares, as of the close of such taxable year over (ii) such U.S. Holder’s adjusted tax basis in such Common Shares. The U.S. Holder would be entitled to deduct as an ordinary loss each year the excess of its adjusted tax basis in our Common Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the Mark-to-Market Election. A U.S. Holder’s adjusted tax basis in our Common Shares would be increased by the amount of any income inclusion and decreased by the amount of any deductions under the Mark-to-Market Election rules. In addition, upon a sale or other taxable disposition of our Common Shares, a U.S. Holder that made a Mark-to-Market Election would recognize ordinary income or ordinary loss (but only to the extent such loss did not exceed the net amount of previously included income as a result of the Mark-to-Market Election). A Mark-to-Market Election would apply to the taxable year in which such election is made and to each subsequent taxable year, unless our Common Shares were to cease to be “marketable stock,” the U.S. Holder were to mark the Common Shares to market under non-PFIC provisions of the Code, or the Internal Revenue Service (“IRS”) were to consent to the revocation of such election. The Mark-to-Market Election is expected to be available with respect to the Company, provided that our Common Shares are “regularly traded” for U.S. federal income tax purposes. Our Common Shares will be treated as regularly traded in any calendar year in which more than a de minimis quantity of our Common Shares are traded on a “qualified exchange” on at least 15 days during each calendar quarter. Nasdaq, where our Common Shares are listed, is a qualified exchange for this purpose. However, the Mark-to-Market Election will not be available with respect to any Subsidiary PFIC. Accordingly, U.S. Holders making a Mark-to-Market Election would be subject to unfavorable tax consequences described above with respect to any Subsidiary PFIC.

In any year in which the Company is classified as a PFIC, a U.S. Holder generally will be required to file an annual report with the IRS containing certain information regarding such holder’s interest in the Company (or a Subsidiary PFIC), subject to certain exceptions. A failure to satisfy such reporting requirement could result in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. Holder. The PFIC rules are complex. Each U.S. Holder should consult its own tax adviser regarding the foregoing reporting requirements, the advisability of making a Mark-to-Market Election, and any other tax consequences under the PFIC rules of acquiring, owning, and disposing of our Common Shares.

Foreign Financial Asset Reporting

Certain U.S. Holders are required to report information relating to an interest in our Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. Each U.S. Holder is urged to consult its own tax adviser regarding the information reporting obligations, if any, with respect to such holder’s ownership and disposition of our Common Shares.

Information Reporting and Backup Withholding

Distributions on our Common Shares made to a U.S. Holder and proceeds from the sale or other disposition of Common Shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH ABOVE IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THEIR OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES. U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM WITH REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Torys LLP, New York, New York and Toronto, Canada.

EXPERTS

The financial statements of the Company incorporated in this prospectus by reference to the Annual Report have been so incorporated in reliance on the reports (which contains an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2021, and also contains an explanatory paragraph related to the effectiveness of internal control over financial reporting due to the exclusions of Balanced Health and Rose Lifescience because they were acquired by the Company during 2021) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Balanced Health incorporated in this prospectus by reference to the Current Report dated November 1, 2021 have been so incorporated in reliance on the report of Eide Bailly LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the Securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the registration statement and its exhibits. The SEC’s website address is http://www.sec.gov. We maintain a website at www.villagefarms.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 14, 2022;

(b)

our Definitive Proxy Statement on Schedule 14A for our 2022 annual meeting of shareholders, filed with the SEC on April 19, 2022 (solely to the extent of such information that is incorporated by referenced into Part III of our Annual Report);

(c)	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 10, 2022;

(d)	our Current Report on Form 8-K/A filed on November 1, 2021 (Exhibits 99.1 and 99.2 only);

(e)	our Current Reports on Form 8-K filed on March 15, 2022, March 25, 2022, May 24, 2022 and June 9, 2022; and

(f)

the description of our Common Shares filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 1, 2020, including any amendment thereto filed for the purpose of amending such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the Securities covered by this prospectus, including all such documents we may file with the SEC after the initial filing date of the post-effective amendment to the registration statement of which this prospectus forms a part and prior to the effectiveness of such post-effective amendment, are hereby incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus but not delivered with the prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Village Farms International, Inc.

4700-80th Street

Delta, British Columbia, Canada

V4K 3N3

(604) 940-6012

18,350,000 Common Shares

Common Warrants to Purchase up to 18,350,000 Common Shares

PROSPECTUS SUPPLEMENT

Co-Lead Placement Agents

A.G.P.	Cantor

January 26, 2023